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                                                                      Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements; File No. 33-19290, No. 33-31456, No. 33-32969, No. 33-47305, No. 33-53205, No. 33-53475, No. 33-54991, No. 33-59219, No. 33-60419,
No. 333-01681, No. 333-01833, No. 333-04471, No. 333-05701, No. 333-18993,
333-74575, No. 333-71995, No. 333-92151, No. 333-33136 and 333-49116.


                                          /s/ Arthur Andersen LLP

Philadelphia, PA
  March 28, 2001